CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Currency-Linked Partial Principal at Risk Securities due 2013	$15,400,000	$1,764.84

October 2011 Pricing Supplement No. 1,035 Registration Statement No. 333-156423 Dated October 7, 2011 Filed pursuant to Rule 424(b)
STRUCTURED INVESTMENTS
Opportunities in Currencies
Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar
The securities are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for upside exposure to the basket of currencies, provide for a minimum payment amount at maturity of only 95% of principal and have the terms described in this pricing supplement, as supplemented by the accompanying prospectus supplement for partial principal at risk securities and prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of securities that the investor holds an amount in cash that may be more than, equal to or less than the stated principal amount based on the performance of the basket as a whole.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
FINAL TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	October 7, 2011	Valuation date:	October 9, 2013
Original issue date:	October 14, 2011 (4 business days after the pricing date)	Maturity date:	October 15, 2013
Aggregate principal amount:	$15,400,000
Minimum payment amount:	$950 per security (95% of the stated principal amount)
Interest:	None
Baskets:	Each basket consists of three equally weighted currencies (each a “basket currency”) valued relative to the U.S. dollar. The weighting of each basket currency within its respective basket is 33.3333%.
Basket 1			Basket 2			Basket 3
Basket Currencies	Reference Source	Initial Exchange Rate	Basket Currencies	Reference Source	Initial Exchange Rate	Basket Currencies	Reference Source	Initial Exchange Rate
Brazilian real (“BRL”)	Reuters page “BRFR”	1.76625	Polish zloty (“PLN”)	Reuters page “WMRSPOT05”	3.23465	Australian dollar (“AUD”)	Reuters page “WMRSPOT12”	0.9846
Canadian dollar (“CAD”)	Reuters page “WMRSPOT09”	1.0311	Norwegian krone (“NOK”)	Reuters page “WMRSPOT06”	5.7999	Indian rupee (“INR”)	Reuters page “RBIB”	49.1355
Mexican peso (“MXN”)	Reuters page “WMRSPOT10”	13.2712	Swedish krona (“SEK”)	Reuters page “WMRSPOT07”	6.76065	Russian ruble (“RUB”)	Reuters page “EMTA”	32.2027
Payment at maturity:
$1,000 + ($1,000  x  weighted basket performance), subject to the minimum payment amount
If the weighted basket performance is negative, the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the weighted basket performance.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $950 per security.

Weighted basket performance:
The sum of the products of (i) the basket performance of each basket and (ii) the applicable basket weighting for such basket, expressed by the following formula:  (50% x best basket performance) + (35% x second-best basket performance) + (15% x worst basket performance)

Basket weighting:
The weighting for each basket will be set on the valuation date based on the performance of the baskets relative to each other on such date as follows: the basket with the best basket performance will be assigned a weighting of 50%, the basket with the second-best basket performance will be assigned a weighting of 35% and the basket with the worst basket performance will be assigned a weighting of 15%.

Basket performance:	With respect to each basket, the sum of the currency performance values of each basket currency included in such basket.
Currency performance:
With respect to BRL, CAD, MXN, PLN, NOK, SEK, INR,RUB:
(initial exchange rate / final exchange rate) – 1
With respect to AUD:       (final exchange rate / initial exchange rate) – 1
Under the terms of the securities, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the currency performance of such basket currency times 33.333%
Initial exchange rate:	With respect to each basket currency, the exchange rate on the pricing date
Final exchange rate:	With respect to each basket currency, the exchange rate on the valuation date
Exchange rate:
With respect to BRL, CAD, MXN, PLN, NOK, SEK, INR, RUB:  the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.
With respect to AUD: the rate of conversion of U.S. dollars into one unit of the Australian dollar, as determined by reference to the applicable reference source described herein.

CUSIP / ISIN:	617482SF2 / US617482SF27
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per security	100%	1.50%	98.50%
Total	$15,400,000	$175,185	$15,169,000

(1)
J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley & Co. LLC, the agent, a fixed sales commission of 1.50% for each security it sells.  In addition, JPMorgan Chase Bank, N.A. will act as placement agent for sales to certain fiduciary accounts at a purchase price to such accounts of 98.50 % of the stated principal amount per security, and the placement agent will forgo any fees with respect to such sales.

(2)
For additional information, see “Supplemental information regarding plan of distribution; conflicts of interest” on page 6 and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 13.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.
Prospectus Supplement dated October 27, 2010
Prospectus dated December 23, 2008
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Morgan Stanley	JPMorgan
Placement Agent

Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

The Brazilian real, Canadian dollar, Mexican peso, Polish zloty, Norwegian krone, Swedish krona, Indian rupee and Russian ruble

▪
The exchange rate for each of these basket currencies is expressed as the number of units of such currency per U.S. dollar.  As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.

➢ For these currencies, the currency performance formula used to calculate the payment at maturity for the securities equals (initial exchange rate / final exchange rate) – 1.

➢ In the example below, the Brazilian real strengthens from the initial exchange rate of 1.90 to the final exchange rate of 1.73, resulting in the currency performance of (1.90 / 1.73) – 1 = approximately 10%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.90	1.73

▪
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  In the example below, the Brazilian real weakens from the initial exchange rate of 1.90 to the final exchange rate of 3.80, resulting in the currency performance of (1.90 / 3.80) -1 = –50%.

Initial Exchange Rate (# BRL / 1 USD)	Final Exchange Rate (# BRL / 1 USD)
1.90	3.80

The Australian dollar

▪
The exchange rate for the Australian dollar is expressed as the number of units of U.S. dollars per one Australian dollar.  As a result, an increase in the exchange rate for the Australian dollar means that this currency has appreciated/strengthened relative to the U.S. dollar.  This means that it takes more units of the U.S. dollar to purchase one (1) AUD on the valuation date than it did on the pricing date.

➢ The currency performance for AUD, which is used to calculate the payment at maturity, is expressed as (final exchange rate /initial exchange rate ) – 1.

➢ In this example, the Australian dollar strengthens from the initial exchange rate of 1.00 to the final exchange rate of 1.10, resulting in the currency performance of (1.10/1.0) – 1 = 10%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.0	1.10

▪
Conversely, a decrease in the exchange rate for AUD means that this currency has depreciated/weakened relative to the U.S. dollar.  This means that it takes fewer units of the U.S. dollar to purchase one (1) AUD on the valuation date than it did on the pricing date.  In this example, the Australian dollar weakens from the initial exchange rate of 1.0 to the final exchange rate of .50, resulting in the currency performance of (0.50/1.0) = approximately –50%.

Initial Exchange Rate (# USD / 1 AUD)	Final Exchange Rate (# USD / 1 AUD)
1.0	0.50

Actual initial exchange rates and final exchange rates will vary from those used in the examples above.

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

Fact Sheet
The securities are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for upside exposure to the basket of currencies, provide for a minimum payment amount at maturity of only 95% of principal and have the terms described in this pricing supplement, as supplemented by the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each stated principal amount of securities that the investor holds an amount in cash that may be more than, equal to or less than the stated principal amount based on the weighted performance of three baskets, each consisting of three basket currencies (equally weighted among themselves) valued relative to the U.S. dollar.  The basket with the best performance will be assigned a weighting of 50%, the basket with the second-best performance will be assigned a weighting of 35% and the basket with the worst performance will be assigned a weighting of 15%.  The securities offered are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
October 7, 2011	October 14, 2011 (4 business days after the pricing date)	October 15, 2013
Key Terms
Issuer:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Aggregate principal amount:	$15,400,000
Denominations:	$1,000 and integral multiples thereof
Minimum payment amount:	$950 per security (95% of the stated principal amount)
Interest:	None
Basket:	Each basket consists of three equally weighted currencies (each a “basket currency”) valued relative to the U.S. dollar. The weighting of each basket currency within its respective basket is 33.3333%.
Basket 1			Basket 2			Basket 3
Basket Currencies	Reference Source	Initial Exchange Rate	Basket Currencies	Reference Source	Initial Exchange Rate	Basket Currencies	Reference Source	Initial Exchange Rate
Brazilian real (“BRL”)	Reuters page “BRFR”	1.76625	Polish zloty (“PLN”)	Reuters page “WMRSPOT05”	3.23465	Australian dollar (“AUD”)	Reuters page “WMRSPOT12”	0.9846
Canadian dollar (“CAD”)	Reuters page “WMRSPOT09”	1.0311	Norwegian krone (“NOK”)	Reuters page “WMRSPOT06”	5.7999	Indian rupee (“INR”)	Reuters page “RBIB”	49.1355
Mexican peso (“MXN”)	Reuters page “WMRSPOT10”	13.2712	Swedish krona (“SEK”)	Reuters page “WMRSPOT07”	6.76065	Russian ruble (“RUB”)	Reuters page “EMTA”	32.2027
Payment at maturity:
$1,000 + ($1,000  x   weighted basket performance), subject to the minimum payment amount
If the weighted basket performance is negative, the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the decline in the weighted basket performance.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $950 per security.

Weighted basket performance:
The sum of the products of (i) the basket performance of each basket and (ii) the applicable basket weighting for such basket, expressed by the following formula:  (50% x best basket performance) + (35% x second-best basket performance) + (15% x worst basket performance)

Basket weighting:
The weighting for each basket will be set on the valuation date based on the performance of the baskets relative to each other on such date as follows: The basket with the best basket performance will be assigned a weighting of 50%, the basket with the second-best basket performance will be assigned a weighting of 35% and the basket with the worst basket performance will be assigned a weighting of 15%.

Basket performance:	With respect to each basket, the sum of the currency performance values of each basket currency included in such basket.
Currency performance:
With respect to BRL, CAD, MXN, PLN, NOK, SEK, INR, RUB:
(initial exchange rate / final exchange rate) – 1
With respect to AUD:
(final exchange rate / initial exchange rate) – 1
Under the terms of the securities, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the currency performance of such basket currency times 33.3333%.
Risk factors:	Please see “Risk Factors” beginning on page 13.

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

Initial exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the pricing date.
Final exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the valuation date.

With respect to the Polish zloty,  if the applicable reference source is unavailable and in certain other circumstances, subparagraph (ii) of the definition of “exchange rate” under  ““Description of Securities – General Terms of the Securities” in the accompanying prospectus supplement will apply in determining the final exchange rate.
For each other basket currency, please see the definition of “exchange rate” under ““Description of Securities – General Terms of the Securities – Some Definitions” in the accompanying prospectus supplement for a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances.

Exchange rate:
With respect to BRL, CAD, MXN, PLN, NOK, SEK, INR, RUB, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.
With respect to AUD, the rate of conversion of U.S. dollars into one unit of the Australian dollar, as determined by reference to the applicable reference source described herein.
If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Valuation date:	October 9, 2013, subject to adjustment for non-currency business days.
Currency business day:
With respect to the Polish zloty, any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur in Warsaw, Poland.  With respect to the other basket currencies, please see the definition of “currency business day” under “Description of Securities – General Terms of the Securities – Some Definitions” in the accompanying prospectus supplement.

Prospectus Supplement:
The calculation of the payment at maturity described in this offering document differs from, and supersedes, the payment at maturity described in accompanying prospectus supplement.  Accordingly, investors should understand that the terms described in this offering document are the terms that will apply to the securities.

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	617482SF2
ISIN:	US617482SF27
Minimum ticketing size:	10 securities ($10,000)
Tax considerations:
The securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, even though no interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  We have determined that the “comparable yield” for the securities is a rate of 4.6060% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a security (assuming an issue price of $1,000) consists of a single projected amount equal to $1,095.6282 due at maturity.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a security) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2011	$9.7238	$9.7238
January 1, 2012 through June 30, 2012	$23.2539	$32.9777
July 1, 2012 through December 31, 2012	$23.7895	$56.7672
January 1, 2013 through June 30, 2013	$24.3373	$81.1045
July 1, 2013 through the Maturity Date	$14.5237	$95.6282

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments thereto in respect of the securities for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payment that will be made on a security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollars
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the securities by taking positions in forwards and options contracts on the basket currencies.  Such purchase activity could have increased the values of the basket currencies relative to the U.S. dollar on the pricing date, and, therefore, could have increased the values relative to the U.S. dollar that each of the basket currencies must attain on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of

October 2011	Page 5

Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley or any of its respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:
Morgan Stanley & Co. LLC (“MS & Co.”) will act as the agent for this offering.  J.P. Morgan Securities LLC, acting as dealer, will receive from Morgan Stanley & Co. LLC a fixed sales commission that will not exceed 1.50% for each security it sells.  In addition, JPMorgan Chase Bank, N.A. will act as placement agent for sales to certain fiduciary accounts at a purchase price to such accounts of 98.50% of the stated principal amount per security, and the placement agent will forgo any fees with respect to such sales.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley and authenticated by the trustee pursuant to the Senior Debt Indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
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assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated March 24, 2011, which has been filed as an exhibit to a Current Report on Form 8-K by Morgan Stanley on March 24, 2011.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This is a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
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Hypothetical Payouts on the Securities at Maturity

Below are three examples of how to calculate the weighted basket performance and the payment at maturity based on the hypothetical exchange rates in the respective tables below.  The following hypothetical examples are provided for illustrative purposes only.  The numbers appearing in the examples below have been rounded for ease of analysis.  Actual results will vary.

With respect to BRL, CAD, MXN, PLN, NOK, SEK, INR, RUB, the exchange rates for each of these basket currencies are expressed as the number of units of the applicable basket currency per U.S. dollar.  For these basket currencies, a decrease in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar and an increase in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.  With respect to the Australian dollar, the exchange rate is expressed as the number of units of U.S. dollars per Australian dollar.  For AUD, an increase in the exchange rate means that such basket currency has appreciated/strengthened relative to the U.S. dollar and a decrease in the exchange rate means that such basket currency has depreciated/weakened relative to the U.S. dollar.

Example 1:  The weighted basket performance is positive.

	Basket Currency	Currency Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance	Currency Performance Value
Basket 1	BRL	33.3333%	1.90	1.727	10%	3.34%
	CAD	33.3333%	1.05	1.00	5%	1.66%
	MXN	33.3333%	13.90	13.762	1%	0.33%
Basket Performance						5.33%
Basket 2	PLN	33.3333%	3.30	3.113	6%	2.00%
	NOK	33.3333%	5.90	5.268	12%	4.00%
	SEK	33.3333%	6.90	7.113	-3%	-1.00%
Basket Performance						5.00%
Basket 3	AUD	33.3333%	1.0	0.90	-10%	-3.33%
	INR	33.3333%	49.0	51.579	-5%	-1.67%
	RUB	33.3333%	32.0	31.683	1%	0.33%
Basket Performance						-4.67%

Weighted basket performance =	(50% x best basket performance) + (35% x second-best basket performance) + (15% x worst basket performance)
Basket performance =	With respect to each basket, the sum of the currency performance values of each basket currency included in such basket.
Currency performance value =	With respect to each basket currency, the currency performance of such basket currency times 33.333%.
Currency performance =	With respect to BRL, CAD, MXN, PLN, NOK, SEK, INR, RUB: (initial exchange rate / final exchange rate) – 1 With respect to AUD: (final exchange rate / initial exchange rate) – 1

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So, using the hypothetical exchange rates above:

Basket 1
BRL:[(1.90 / 1.727) -1 ] x 33.3333%	=	3.34%, plus
CAD:[(1.05/ 1.00) -1] x 33.3333%	=	1.66%, plus
MXN:[(13.90 / 13.762) - 1] x 33.3333%	=	0.33%

Basket performance	=	5.33%	(the best performance)

Basket 2
PLN:[(3.30 / 3.113) -1 ] x 33.3333%	=	2.00%, plus
NOK:[(5.90/ 5.268) -1] x 33.3333%	=	4.00%, plus
SEK:[(6.90 / 7.113) - 1] x 33.3333%	=	-1.0%

Basket performance	=	5.00%	(the second-best performance)

Basket 3
AUD:[(0.90 / 1.0) -1 ] x 33.3333%	=	-3.33%, plus
INR:[(49.0/ 51.579) -1] x 33.3333%	=	-1.67%, plus
RUB:[(32.0 / 31.683) - 1] x 33.3333%	=	0.33%

Basket performance	=	-4.67%	(the worst performance)

Weighted basket performance	=	[(50% x 5.33%) + (35% x 5.0%) + (15% x -4.67%)]

	=	3.715%

Payment at maturity	=	$1,000 + ($1,000 x weighted basket performance)

	=	$1,000 + ($1,000 x 3.715%) = $1,037.15

Because the weighted basket performance is greater than zero, investors will receive an amount that is greater than the stated principal amount.  Therefore, the payment at maturity per security will be $1,037.15, which is the sum of the $1,000 stated principal amount and the 1 for 1 upside participation in the weighted basket performance of $37.15.  The basket with the best performance is weighted at 50%, the basket with the second-best performance is weighted at 35% and the basket with the worst performance is weighted at 15%.

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Example 2:  The weighted basket performance is negative but the payment at maturity as calculated is greater than the minimum payment amount.

	Basket Currency	Currency Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance	Currency Performance Value
Basket 1	BRL	33.3333%	1.90	2.111	-10%	-3.33%
	CAD	33.3333%	1.05	1.110	-5%	-1.67%
	MXN	33.3333%	13.90	17.375	-20%	-6.67%
Basket Performance						-11.67%
Basket 2	PLN	33.3333%	3.30	3.402	-3%	-1.00%
	NOK	33.3333%	5.90	6.556	-10%	-3.334%
	SEK	33.3333%	6.90	7.041	-2%	-0.67%
Basket Performance						-5.00%
Basket 3	AUD	33.3333%	1.0	1.02	2%	0.67%
	INR	33.3333%	49.0	46.667	5%	1.67%
	RUB	33.3333%	32.0	32.990	-3%	-1.00%
Basket Performance						1.33%

So, using the hypothetical exchange rates above:

Basket 1
BRL:[(1.90 / 2.11) -1 ] x 33.3333%	=	-3.33%, plus
CAD:[(1.05/ 1.11) -1] x 33.3333%	=	-1.67%, plus
MXN:[(13.9 / 17.375) - 1] x 33.3333%	=	-6.67%

Basket performance	=	-11.67%	(the worst performance)

Basket 2
PLN:[(3.30 / 3.402) -1 ] x 33.3333%	=	-1.00%, plus
NOK:[(5.90/ 6.556) -1] x 33.3333%	=	-3.334%, plus
SEK:[(6.90 / 7.041) - 1] x 33.3333%	=	-0.67%

Basket performance	=	-5.00%	(the second-best performance)

Basket 3
AUD:[(1.02 / 1.00) -1 ] x 33.3333%	=	0.67%, plus
INR:[(49.0/ 46.667) -1] x 33.3333%	=	1.67%, plus
RUB:[(32.0 / 32.990) - 1] x 33.3333%	=	-1.00

Basket performance	=	1.33%	(the best performance)

Weighted basket performance	=	[(50% x 1.33%) + (35% x -5.0%) + (15% x -11.67%)]

	=	-2.836%

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Payment at maturity	=	$1,000 + ($1,000 x weighted basket performance), subject to the minimum payment amount

	=	$1,000 + ($1,000 x -2.836%) = $971.65

In this example, since $971.65 is greater than the minimum payment amount of $950 (95%) per security, the investor will receive $971.65 per security. As the basket with the best performance is weighted at 50%, the positive performance of basket 3 is more heavily weighted in determining the payment at maturity compared to the negative performances of basket 2 and 3.

Example 3:  The weighted basket performance is negative but the minimum payment amount moderates the loss of the investor’s initial investment at maturity.

	Basket Currency	Currency Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	Currency Performance	Currency Performance Value
Basket 1	BRL	33.3333%	1.90	2.111	-10%	-3.33%
	CAD	33.3333%	1.05	1.24	-15%	-5.00%
	MXN	33.3333%	13.90	17.375	-20%	-6.67%
Basket Performance						-15.00%
Basket 2	PLN	33.3333%	3.30	3.626	-9%	-3.00%
	NOK	33.3333%	5.90	6.556	-10%	-3.34%
	SEK	33.3333%	6.90	8.118	-15%	-5.00%
Basket Performance						-11.33%
Basket 3	AUD	33.3333%	1.0	0.90	-10%	-3.33%
	INR	33.3333%	49.0	51.579	-5%	-1.67%
	RUB	33.3333%	32.0	35.556	-10%	-3.33%
Basket Performance						-8.33%

So, using the hypothetical exchange rates above:

Basket 1
BRL:[(1.90 / 2.11) -1 ] x 33.3333%	=	-3.33%, plus
CAD:[(1.05/ 1.24) -1] x 33.3333%	=	-5.00%, plus
MXN:[(13.90 / 17.375) - 1] x 33.3333%	=	-6.67%

Basket performance	=	-15.00%	(the worst performance)

Basket 2
PLN:[(3.30 / 3.626) -1 ] x 33.3333%	=	-3.00%, plus
NOK:[(5.90/ 6.556) -1] x 33.3333%	=	-3.34%, plus
SEK:[(6.90 / 8.118) - 1] x 33.3333%	=	-5.00%

Basket performance	=	-11.33%	(the second-best performance)

Basket 3
AUD:[(0.90 / 1.00) -1 ] x 33.3333%	=	-3.33%, plus
INR:[(49.0/ 51.579) -1] x 33.3333%	=	-1.67%, plus

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RUB:[(32.0 / 35.556) - 1] x 33.3333%	=	-3.33%

Basket performance	=	-8.33%	(the best performance)

Weighted basket performance	=	[(50% x -8.33%) + (35% x -11.33%) + (15% x -15.00%)]

	=	-10.381%

Payment at maturity	=	$1,000 + ($1,000 x weighted basket performance), subject to the minimum payment amount

	=	$1,000 + ($1,000 x -10.381%) = $896.20

	=	$950 (the minimum payment amount)

In this example, since $896.20 is less than the minimum payment amount of $950 (95% of the stated principal amount) per security, the investor will receive the minimum payment amount of $950 per security, which represents a loss of 5% of the initial investment despite the performance allocation feature of the securities.

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Risk Factors

The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.

▪
The securities do not pay interest and provide a minimum payment amount of only 95% of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for a minimum payment amount of only 95% of the principal at maturity.  If the weighted basket performance is zero or negative, the payment per security will be less than the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the weighted basket performance below 0%, subject to the minimum payment amount of $950 per security (95% of the stated principal amount).

▪
The return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The overall return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with maturities comparable to that of the securities, which will be approximately 2 years from the issue date. The payment at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
Changes in the value of one or more of the basket currencies within a basket may offset each other and the performance allocation feature of the securities may not prevent a loss on your investment.  Exchange rate movements in the basket currencies may not correlate with each other.  At a time when one or more of the basket currencies strengthens relative to the U.S. dollar, one or more of the other basket currencies may weaken relative the U.S. dollar or strengthen to a lesser extent.  Therefore, in calculating the basket performance of each basket, the strengthening relative to the U.S. dollar of one or more of the basket currencies in such basket may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies in such basket.

In addition, although the best-performing basket will be given the highest weighting and the worst performing basket the lowest weighting, any depreciation or less appreciation of the second-best performing basket and the worst performance relative to the U.S. dollar will still offset the appreciation, if any, of the best performing basket relative to the U.S. dollar.  As shown in example 1 of “Hypothetical Payouts on the Securities at Maturity,” although the best and second-best performing baskets, each as a whole, appreciated relative to the U.S. dollar, that appreciation was partially offset by the depreciation of the worst performing basket relative to the U.S. dollar. Furthermore, there can be no assurance that even the best performing basket will appreciate relative to the U.S. dollar or that the weighted basket performance will be positive so that you will receive at maturity an amount that exceeds the stated principal amount of the securities.  If the weighted basket performance is less than zero, you will receive at maturity an amount that is less, and potentially significantly less, than the amount of your original investment in the securities.

You can review a table of the historical exchange rates and related graphs of each of the basket currencies and a graph of the historical performance of each basket (assuming that each of the basket currencies is equally weighted) in this pricing supplement under “Historical Information” on page 20 and “Basket Overviews” on page 17 below.  You cannot predict the future performance of any of the basket currencies, of each basket as a whole or of the weighted basket performance, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of the other basket currencies relative to the U.S. dollar based on historical performance.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. Under the terms of the securities, Morgan Stanley is obligated to return to you 95% of the stated principal amount at maturity, even if the value of the baskets decrease such that the weighted basket performance is less than negative 5.5%.  However, as with an ordinary debt security, you are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the

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▪
market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
The return on the securities is subject to currency exchange risk.  Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the securities.  The exchange rates between the basket currencies and the U.S. dollar are volatile and are the result of numerous factors specific to the relevant countries and the United States including the supply of, and the demand for, those basket currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to different regions.  Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.  Of particular importance to potential currency exchange risk are: (i) existing and expected rates of inflation; (ii) existing and expected interest rate levels; (iii) the balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
Intervention in the currency markets by the countries issuing the basket currencies could materially and adversely affect the value of the securities.  Specific currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country.  Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the securities in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency.  Therefore, any significant changes or governmental actions with respect to any of the basket currencies, the U.S. dollar or any other currency that result in a weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
The recent global financial crisis may heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  For example, the Russian Central Bank devalued the ruble several times at the end of 2008 in response to economic and market conditions, primarily significant decreases in the price of oil.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities at maturity.  The basket of currencies has been volatile in recent periods and we can give no assurance that this volatility will not continue in the future.  See the historical graph under “Basket Overviews” and “Historical Information”.

▪
Market price of the securities may be influenced by many unpredictable factors.  Several factors, some of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  As noted above, we

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▪
expect that the exchange rates for the basket currencies on any day will affect the value of the securities more than any other single factor.  Other factors that may influence the value of the securities include: (i) the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar; (ii) interest and yield rates in the U.S. market and in the markets for each of the basket currencies; (iii) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates; (iv) the time remaining to the maturity of the securities; and (v) any actual or anticipated changes in our credit ratings or credit spreads.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, certain or all of the basket currencies have weakened relative to the U.S. dollar or if interest rates rise.

▪
Investing in the securities is not equivalent to investing directly in the basket currencies.  You may receive a lower payment at maturity than you would have received if you had invested directly in the basket currencies.  The weighted basket performance is based on the basket performance of each basket which is in turn based on the currency performance for each basket currency included in such basket.  The currency performances, which are determined by the formula set forth above, are dependent solely on such stated formula and not on any other formula that could be used for calculating currency performances.

▪
Even though currencies trade around the clock, the securities will not.  The Interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the basket currencies are traded.  Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.  The possibility of these movements should be taken into account in relating the value of the securities to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the weighted basket performance.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

▪
As each basket includes at least one emerging market currency, the securities are subject to an increased risk of significant adverse fluctuations. The return on the securities is based on the weighted average performance of three baskets each of which include at least one emerging market currency.  There is an increased risk of significant adverse fluctuations in the performance of currencies of less developed and less stable economies.  Emerging market currencies, which include the Brazilian real, Mexican peso, Polish zloty, Russian ruble and Indian rupee, are often subject to more frequent and larger central bank interventions than currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the securities.  For special risks related to the Brazilian real, Mexican peso, Indian rupee and Russian ruble, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement.

With respect to the Polish zloty, the exchange rate between the Polish zloty and the U.S. dollar is primarily affected by the supply and demand for the two currencies, as well as by government policy or actions, but is also influenced significantly from time to time by political or economic developments in Poland or elsewhere, and by macroeconomic factors and speculative actions.  Although the Polish zloty is not officially pegged or linked to other currencies, the National Bank of Poland (“NBP”), the country’s central bank, has in the past actively managed the Polish zloty’s value in the years following the 1989 overthrow of Poland’s communist regime.  In January 1, 1995, a redenomination of the zloty was performed at a rate of 10,000 old Polish złoty to 1 new zloty.  Since the beginning of 2004, the NBP has stated that it pursues a continuous inflation target at the level of 2.5% with a permissible fluctuation band of +/- 1 percentage point. The NBP states that it maintains interest rates at a level consistent with the adopted inflation target by influencing the level of nominal short-term interest rates on the money market.  However, despite the NBP’s efforts, in April 2011, Poland had an inflation rate of 4.5% and the NBP has increased interest rates at least four times in 2011.  The NBP’s policies with respect to interest rates, as a result of political pressure, economic crises or otherwise, could have a significant negative effect on the value of the Polish zloty and, consequently, the basket performance.  Factors that might affect the likelihood of the

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government’s imposing these or other exchange control restrictions include European Union requirements, the level of Poland’s foreign debt, the extent of Poland’s foreign currency reserves, the size of Poland’s debt service burden relative to the economy as a whole, regional hostilities, terrorist attacks or social unrest, and political constraints to which Poland may be subject.  While Poland, a member of the European Union, had been seeking to adopt the Euro in 2012, Poland’s government has yet to set a firm date for joining the Euro.  In addition, Poland has not yet met all of the euro convergence criteria for adopting the Euro as its currency and may never be able to join the Euro.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging its obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, Morgan Stanley Capital Services Inc., which we refer to as MSCS, has determined the initial exchange rate and will determine the final exchange rate for each basket currency, the currency performance values, the basket performance, the basket weightings, the weighted basket performance and will calculate the amount you will receive at maturity.  Any of these determinations made by MSCS in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any basket currency’s exchange rate, may adversely affect the payout to you at maturity.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Hedging and trading activity by our subsidiaries could adversely affect the value of the securities. One or more of our subsidiaries have carried out, and will continue to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Some of our subsidiaries also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, as a result, could have increased the values relative to the U.S. dollar that such basket currencies must attain on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the exchange rates of one or more of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

▪
Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.  The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the securities.

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Basket Overviews

The following graphs are calculated to show the performance of Basket 1, Basket 2 and Basket 3 relative to the U.S. dollar during the period from January 1, 2006 through October 7, 2011 assuming the basket currencies are equally-weighted as set out below.  The graphs illustrate the effect of any offset and/or correlation among the basket currencies included in the relevant basket during such period.  You cannot predict the future performance of any of the basket currencies or of each basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies, based on their historical performance.  The historical performance of each basket and the degree of correlation between the trends of the basket currencies (or lack thereof) should not be taken as an indication of future performance.

Basket Currency	Basket 1 Weighting	Quotation Convention
Brazilian real (“BRL”)	33.3333%	# BRL / 1 USD
Canadian dollar (“CAD”)	33.3333%	# CAD / 1 USD
Mexican peso (“MXN”)	33.3333%	# MXN / 1 USD

Historical Basket Performance of Basket 1 January 1, 2006 to October 7, 2011

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Basket Currency	Basket 2 Weighting	Quotation Convention
Polish zloty (“PLN”)	33.3333%	# PLN / 1 USD
Norwegian krone (“NOK”)	33.3333%	# NOK / 1 USD
Swedish krona (“SEK”)	33.3333%	# SEK / 1 USD

Historical Basket Performance of Basket 2 January 1, 2006 to October 7, 2011

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Basket Currency	Basket 3 Weighting	Quotation Convention
Australian dollar (“AUD”)	33.3333%	# USD / 1 AUD
Indian rupee (“INR”)	33.3333%	# INR / 1 USD
Russian ruble (“RUB”)	33.3333%	# RUB / 1 USD
Historical Basket Performance of Basket 3 January 1, 2006 to October 7, 2011

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Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2006 through October 7, 2011.  The related graphs set forth the daily exchange rates of each basket currency relative to the U.S. dollar during the period from January 1, 2006 through October 7, 2011.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies, of any of the baskets as a whole or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

BRL (# BRL / USD)	High	Low	Period End
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter	2.4473	2.1765	2.3228
Second Quarter	2.2738	1.9231	1.9518
Third Quarter	2.0092	1.7670	1.7670
Fourth Quarter	1.7866	1.6989	1.7445
2010
First Quarter	1.8950	1.7200	1.7813
Second Quarter	1.8836	1.7270	1.8047
Third Quarter	1.7926	1.6873	1.6873
Fourth Quarter	1.7416	1.6530	1.6613
2011
First Quarter	1.6891	1.6288	1.6318
Second Quarter	1.6362	1.5621	1.5633
Third Quarter	1.9055	1.5391	1.8793
Fourth Quarter (through October 7, 2011)	1.8911	1.7715	1.7715

Brazilian real January 1, 2006 through October 7, 2011 (expressed as units of BRL per USD)

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

CAD (# CAD / USD)	High	Low	Period End
2006
First Quarter	1.1721	1.1316	1.1686
Second Quarter	1.1710	1.0986	1.1170
Third Quarter	1.1417	1.1037	1.1180
Fourth Quarter	1.1657	1.1153	1.1657
2007
First Quarter	1.1845	1.1540	1.1540
Second Quarter	1.1594	1.0585	1.0653
Third Quarter	1.0787	0.9923	0.9923
Fourth Quarter	1.0208	0.9204	0.9984
2008
First Quarter	1.0349	0.9753	1.0253
Second Quarter	1.0294	0.9838	1.0215
Third Quarter	1.0752	0.9999	1.0644
Fourth Quarter	1.2962	1.0627	1.2188
2009
First Quarter	1.3012	1.1797	1.2602
Second Quarter	1.2600	1.0812	1.1623
Third Quarter	1.1675	1.0646	1.0695
Fourth Quarter	1.0848	1.0236	1.0532
2010
First Quarter	1.0758	1.0104	1.0153
Second Quarter	1.0710	0.9986	1.0639
Third Quarter	1.0656	1.0168	1.0292
Fourth Quarter	1.0336	0.9980	0.9980
2011
First Quarter	1.0013	0.9685	0.9744
Second Quarter	0.9886	0.9451	0.9634
Third Quarter	1.0503	0.9433	1.0503
Fourth Quarter (through October 7, 2011)	1.0547	1.0371	1.0395

Canadian dollar January 1, 2006 through October 7, 2011 (expressed as units of CAD per USD)

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

MXN (# MXN / USD)	High	Low	Period End
2006
First Quarter	11.0160	10.4353	10.8740
Second Quarter	11.4825	10.8520	11.3463
Third Quarter	11.2479	10.7713	10.9850
Fourth Quarter	11.0878	10.7218	10.8033
2007
First Quarter	11.2165	10.8174	11.0494
Second Quarter	11.0211	10.7153	10.8084
Third Quarter	11.1951	10.7378	10.9355
Fourth Quarter	11.0161	10.6542	10.8988
2008
First Quarter	10.9975	10.6421	10.6421
Second Quarter	10.5827	10.2675	10.3098
Third Quarter	11.0320	9.8581	10.9378
Fourth Quarter	13.9000	10.9601	13.6733
2009
First Quarter	15.5668	13.3803	14.1722
Second Quarter	14.0505	12.9465	13.1850
Third Quarter	13.7482	12.8330	13.5115
Fourth Quarter	13.7620	12.6390	13.0914
2010
First Quarter	13.2168	12.3650	12.3650
Second Quarter	13.1457	12.1519	12.9409
Third Quarter	13.2046	12.4982	12.5936
Fourth Quarter	12.5921	12.2024	12.3401
2011
First Quarter	12.2488	11.8951	11.9552
Second Quarter	11.9515	11.4959	11.7135
Third Quarter	14.0944	11.5410	13.8973
Fourth Quarter (through October 7, 2011)	14.0332	13.4214	13.4598

Mexican peso January 1, 2006 through October 7, 2011 (expressed as units of MXN per USD)

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

PLN (# PLN / USD)	High	Low	Period End
2006
First Quarter	3.2853	3.1112	3.2366
Second Quarter	3.2899	2.9982	3.1792
Third Quarter	3.2268	2.9991	3.1320
Fourth Quarter	3.1180	2.8582	2.9037
2007
First Quarter	3.0439	2.8959	2.8996
Second Quarter	2.8815	2.7504	2.7847
Third Quarter	2.8603	2.6504	2.6504
Fourth Quarter	2.6684	2.4228	2.4594
2008
First Quarter	2.5238	2.2187	2.2187
Second Quarter	2.2486	2.1270	2.1270
Third Quarter	2.4643	2.0281	2.4098
Fourth Quarter	3.0855	2.4256	2.9696
2009
First Quarter	3.8963	2.9277	3.4992
Second Quarter	3.4974	3.1287	3.1704
Third Quarter	3.1891	2.8014	2.8734
Fourth Quarter	2.9411	2.7110	2.8629
2010
First Quarter	3.0156	2.7889	2.8576
Second Quarter	3.4931	2.8268	3.3886
Third Quarter	3.3243	2.9081	2.9081
Fourth Quarter	3.1144	2.7453	2.9623
2011
First Quarter	3.0159	2.8193	2.8308
Second Quarter	2.8314	2.6474	2.7426
Third Quarter	3.3546	2.7086	3.3017
Fourth Quarter (through October 7, 2011)	3.3529	3.2552	3.2721

Polish zloty January 1, 2006 through October 7, 2011 (expressed as units of PLN per USD)

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Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

NOK (# NOK / USD)	High	Low	Period End
2006
First Quarter	6.8352	6.5140	6.5525
Second Quarter	6.5043	5.9881	6.2214
Third Quarter	6.5960	6.1222	6.5329
Fourth Quarter	6.7760	6.0949	6.2356
2007
First Quarter	6.4893	6.0823	6.0823
Second Quarter	6.1267	5.8944	5.8944
Third Quarter	5.9717	5.3869	5.3869
Fourth Quarter	5.6077	5.2715	5.4372
2008
First Quarter	5.5628	5.0653	5.0950
Second Quarter	5.2291	4.9638	5.0891
Third Quarter	5.8628	5.0497	5.8628
Fourth Quarter	7.2229	5.9069	6.9538
2009
First Quarter	7.2152	6.2839	6.7370
Second Quarter	6.8341	6.1659	6.4311
Third Quarter	6.5652	5.7726	5.7726
Fourth Quarter	5.8784	5.5300	5.7935
2010
First Quarter	6.0997	5.6088	5.9421
Second Quarter	6.7073	5.8525	6.4996
Third Quarter	6.4437	5.8512	5.8768
Fourth Quarter	6.2093	5.7316	5.8218
2011
First Quarter	5.9910	5.5390	5.5924
Second Quarter	5.5977	5.2454	5.3873
Third Quarter	5.8657	5.3378	5.8657
Fourth Quarter (through October 7, 2011)	5.9230	5.8268	5.8303

Norwegian krone January 1, 2006 through October 7, 2011 (expressed as units of NOK per USD)

October 2011	Page 24

SEK (# SEK / USD)	High	Low	Period End
2006
First Quarter	7.9752	7.5140	7.7953
Second Quarter	7.7468	7.1177	7.1966
Third Quarter	7.4113	7.1259	7.3329
Fourth Quarter	7.4134	6.7726	6.8485
2007
First Quarter	7.1093	6.8591	6.9834
Second Quarter	7.0899	6.6912	6.8337
Third Quarter	6.9780	6.4381	6.4381
Fourth Quarter	6.5961	6.2333	6.4704
2008
First Quarter	6.5601	5.9420	5.9420
Second Quarter	6.0871	5.8405	6.0131
Third Quarter	6.9181	5.9362	6.9181
Fourth Quarter	8.3691	6.9573	7.8347
2009
First Quarter	9.3172	7.6974	8.2474
Second Quarter	8.6958	7.4107	7.7024
Third Quarter	7.9667	6.8081	6.9608
Fourth Quarter	7.3233	6.7840	7.1609
2010
First Quarter	7.4455	7.0093	7.2186
Second Quarter	8.1131	7.1167	7.7944
Third Quarter	7.6884	6.7197	6.7403
Fourth Quarter	7.0287	6.5244	6.7114
2011
First Quarter	6.9374	6.2680	6.3321
Second Quarter	6.4973	6.0144	6.3284
Third Quarter	6.9347	6.2434	6.8740
Fourth Quarter (through October 7, 2011)	6.9401	6.8061	6.8061

Swedish krona January 1, 2006 through October 7, 2011 (expressed as units of SEK per USD)

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AUD (# AUD / USD)	High	Low	Period End
2006
First Quarter	0.7582	0.7050	0.7165
Second Quarter	0.7759	0.7158	0.7421
Third Quarter	0.7712	0.7419	0.7461
Fourth Quarter	0.7910	0.7422	0.7885
2007
First Quarter	0.8099	0.7704	0.8086
Second Quarter	0.8494	0.8132	0.8494
Third Quarter	0.8879	0.7912	0.8879
Fourth Quarter	0.9341	0.8573	0.8751
2008
First Quarter	0.9490	0.8614	0.9131
Second Quarter	0.9629	0.9072	0.9586
Third Quarter	0.9794	0.7907	0.7924
Fourth Quarter	0.7874	0.6013	0.7027
2009
First Quarter	0.7233	0.6300	0.6913
Second Quarter	0.8209	0.6966	0.8064
Third Quarter	0.8828	0.7786	0.8828
Fourth Quarter	0.9369	0.8652	0.8977
2010
First Quarter	0.9318	0.8646	0.9172
Second Quarter	0.9351	0.8104	0.8408
Third Quarter	0.9697	0.8393	0.9671
Fourth Quarter	1.0233	0.9588	1.0233
2011
First Quarter	1.0329	0.9803	1.0291
Second Quarter	1.0971	1.0329	1.0722
Third Quarter	1.1020	0.9662	0.9662
Fourth Quarter (through October 7, 2011)	0.9768	0.9527	0.9768

Australian dollar January 1, 2006 through October 7, 2011 (expressed as units of USD per 1 AUD)

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INR (# INR / USD)	High	Low	Period End
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6013	46.0400
Third Quarter	46.8750	45.7700	45.8675
Fourth Quarter	45.8800	44.2700	44.2700
2007
First Quarter	44.6575	43.0350	43.4750
Second Quarter	43.1450	40.4900	40.7225
Third Quarter	41.3162	39.7035	39.8450
Fourth Quarter	39.9000	39.2775	39.4125
2008
First Quarter	40.7300	39.2650	40.1175
Second Quarter	43.0400	39.7650	43.0400
Third Quarter	46.9550	42.0637	46.9550
Fourth Quarter	50.2900	46.6100	48.8025
2009
First Quarter	51.9700	48.2550	50.7300
Second Quarter	50.5200	46.9475	47.9050
Third Quarter	49.0825	47.5175	48.1100
Fourth Quarter	47.7550	46.0912	46.5250
2010
First Quarter	46.8112	44.9175	44.9175
Second Quarter	47.6963	44.2938	46.4500
Third Quarter	47.3638	44.9450	44.9450
Fourth Quarter	45.9350	44.1050	44.7050
2011
First Quarter	45.9050	44.5850	44.5850
Second Quarter	45.3325	44.0769	44.6981
Third Quarter	49.5750	44.0756	48.9737
Fourth Quarter (through October 7, 2011)	49.4027	49.1550	49.1550

Indian rupee January 1, 2006 through October 7, 2011 (expressed as units of INR per USD)

October 2011	Page 27

RUB (# RUB / USD)	High	Low	Period End
2006
First Quarter	28.7414	27.6651	27.7050
Second Quarter	27.7165	26.7316	26.8455
Third Quarter	27.0500	26.6726	26.7958
Fourth Quarter	26.9797	26.1704	26.3255
2007
First Quarter	26.5990	25.9736	25.9860
Second Quarter	26.0426	25.6854	25.7449
Third Quarter	25.8902	24.8588	24.8588
Fourth Quarter	25.0505	24.2850	24.6006
2008
First Quarter	24.7859	23.4511	23.4929
Second Quarter	23.8930	23.3179	23.4446
Third Quarter	25.7442	23.1577	25.6439
Fourth Quarter	29.5807	25.7333	29.4027
2009
First Quarter	36.3701	29.1475	33.9540
Second Quarter	34.1815	30.5471	31.1527
Third Quarter	32.7668	29.9967	30.0154
Fourth Quarter	30.8339	28.6880	30.0350
2010
First Quarter	30.4861	29.1362	29.4205
Second Quarter	31.8000	28.9194	31.2095
Third Quarter	31.2763	29.6850	30.5350
Fourth Quarter	31.4755	29.7325	30.5370
2011
First Quarter	30.6412	28.1741	28.3821
Second Quarter	28.5023	27.2763	27.8693
Third Quarter	32.4040	27.5101	31.9553
Fourth Quarter (through October 7, 2011)	32.7211	32.3443	32.3443

Russian ruble January 1, 2006 through October 7, 2011 (expressed as units of RUB per USD)

October 2011	Page 28

Currency-Linked Partial Principal at Risk Securities due October 15, 2013
Based on the Performance Allocation of Three Currency Baskets Relative to the U.S. Dollar

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated October 27, 2010
Prospectus dated December 23, 2008

Terms used in this pricing supplement are defined in the prospectus supplement or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

October 2011	Page 29